UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): July 27, 2015

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 27, 2015, the Board of Directors of Whiting Petroleum Corporation (the “Company”) appointed Carin S. Knickel as a director of the Company effective July 27, 2015 to serve for a term expiring at the Company’s 2017 annual meeting of stockholders. The Board of Directors of the Company also appointed Ms. Knickel to serve on the Compensation Committee and the Nominating and Governance Committee of the Board of Directors.

Ms. Knickel will participate in the Company’s standard non-employee director compensation arrangements (on a pro-rated basis for her period of service in her first year as a director) described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2015. In connection with her appointment, Ms. Knickel will be entering into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: July 27, 2015	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer